For the six-month period ended 9/30/00.
File number 811-08565
Prudential Real Estate Securities Fund

SUB-ITEM 77 O

EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.

1.	Name of Issuer
	     Hotel Reservations, Inc.

2.	Date of Purchase
	     2/25/2000

3.	Number of Securities Purchased
	     800

4.	Dollar Amount of Purchase
	     $12,800

5.	Price Per Unit
	     $16.00

6.	Name(s) of Underwriter or Dealer(s)
	     From whom purchased:
		DLJ

7.	Other Members of the Underwriting Syndicate

		Donaldson, Lufkin & Jenrette Securities Corporation
		Allen & Company Incorporated
		Bear, Stearns & Co., Inc.
		Thomas Weisel Partners LLC
		DLJdirect Inc.



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